Exhibit 10.203

                           COLLATERAL AGENT AGREEMENT

      COLLATERAL AGENT AGREEMENT dated as of June 30, 1999 among THE CHASE MANHATTAN BANK, N.A. (the "Collateral Agent"), FIRST MASSACHUSETTS BANK, N.A. ("FMB") and LITCHFIELD FINANCIAL CORPORATION ("Litchfield").

                             PRELIMINARY STATEMENT

      Pursuant to a Receivables Purchase Agreement dated June ___, 1999 (the "Purchase Agreement") between FMB and Litchfield, FMB is purchasing from Litchfield certain consumer loans, and all promissory notes, installment sales contracts, mortgages, rights and documents related to such consumer loans (identified on Exhibit A attached hereto (the "Custodial Receivables") which Collateral Agent currently has in its custody

The parties anticipate that the Custodial Receivables shall be transferred to the custody of FMB within 30 days after the date hereof. Until such transfer, the Collateral Agent shall act as custodian for FMB on the terms and conditions set forth herein.

                                   AGREEMENT

      IT IS THEREFORE AGREED AS FOLLOWS:

1. FMB hereby appoints the Collateral Agent and the Collateral Agent accepts the appointment to act as custodian for the purpose of receiving and holding physical custody and control over the Custodial Receivables. The authority of the Collateral Agent to act on behalf of FMB shall be limited solely to the specific authority granted hereunder. The Collateral Agent shall take instructions from FMB only and not Litchfield with respect to the Custodial Receivables, and the Collateral Agent shall not release any Custodial Receivables without the consent of FMB.

2. The Collateral Agent represents and warrants that it has custody of the Custodial Receivables. The Collateral Agent shall keep the Custodial Receivables segregated from other documents at its filing facilities. The Collateral Agent shall use the same degree of care in processing and storing the Custodial Receivables that it uses in processing and storing similar items for its own use. The Collateral Agent shall execute and deliver to FMB such receipts and acknowledgements evidencing custody of the Custodial Receivables as may be reasonably requested by FMB.

3. The Collateral Agent shall promptly deliver or cause to be delivered to FMB or such custodian designated by FMB the Custodial Receivables from time to time to such locations and in such manner as FMB shall determine. Litchfield hereby instructs the Collateral Agent to indorse in blank the promissory notes and any other documents containing endorsements to the Collateral Agent. On and after the date of this Agreement, (a) the Collateral Agent shall notify all servicers and lock box banks for the Custodial Receivables that all payments related to the Custodial Receivables should be credited to FMB c/o Litchfield as FMB's servicing agent or as otherwise designated by FMB, and (b) the Collateral Agent shall pay to FMB c/o Litchfield as servicing agent or as otherwise designated by FMB any amount related to the Custodial Receivables received by the Collateral Agent, and shall hold all such payments in trust for FMB pending payment as provided herein.

4. The Collateral Agent shall not be liable or responsible in any way for any loss or damage to the Custodial Receivables or any diminution in the value thereof, except those losses resulting directly from Collateral Agent's negligence or willful misconduct. The Collateral Agent shall not be liable or responsible in any way for any act of any other custodian, carrier, or any other person whatsoever. No loss of or damage to any Custodial Receivables shall release Litchfield from its obligations to FMB.

5. In consideration for its custodial services hereunder, Litchfield shall pay to the Collateral Agent fees and expenses as determined by the Collateral Agent and Litchfield from time to time.

6. Litchfield hereby indemnifies and holds harmless FMB and the Collateral Agent from and against any losses, damages, claims or liabilities in connection with the performance of the Collateral Agent's duties under this Agreement and the completion of the transfer of the Custodial Receivables to FMB, except for any such losses resulting from the indemnified party's gross negligence or willful misconduct. The provisions of this Section shall survive the termination of this Agreement.

7. FMB shall be entitled to terminate this Agreement at any time, in which event the Collateral Agent shall immediately deliver the Custodial Receivables to FMB or its designee. The Collateral Agent may resign its duties hereunder at any time for any reason upon 30 days' prior notice to Litchfield and FMB, at the expiration of which time if no successor Collateral Agent has been designated, the Collateral Agent shall deliver the Custodial Receivables to FMB. The resignation of the Collateral Agent shall not be effective until such time as the Custodial Receivables shall be delivered by the Custodial Agent to FMB or its designee.

8. Each of the Collateral Agent, Litchfield and FMB represents and warrants to the other parties that it has all requisite power and authority to enter into this Agreement and carry out its obligations hereunder. The Collateral Agent shall be entitled to rely upon any communication properly delivered hereunder which the Collateral Agent in good faith deems valid or genuine.

9. This Agreement shall not be deemed to constitute the parties as partners or joint venturers.

10. This Agreement contains a complete statement of all representations, warranties, covenants and agreements by and between the parties with respect to its subject matter.

11. This Agreement shall be governed by and construed in accordance with the substantive law of the Commonwealth of Massachusetts, without giving effect to the conflicts or choice of law provisions of Massachusetts or any other jurisdiction, and shall have the effect of a sealed instrument.

12. If any provision of this Agreement shall be deemed invalid or unenforceable, the balance of this Agreement shall remain in effect, and if any provision shall be deemed inapplicable to any person or circumstances it shall nevertheless be construed to apply to all other persons and circumstances.

13. Any notice, approval, consent or other communication under this Agreement shall be in writing and shall be considered given when (1) delivered personally, or (2) mailed by registered or certified mail, return receipt requested or (3) transmitted by telecopy with a confirming copy sent by overnight mail or courier service to the parties at the addresses indicated below (or at such other address as a party may specify by notice to the others pursuant hereto). Notice given by a party's counsel shall be considered notice given by that party.
      (a)  If to Litchfield, to it at:

           Litchfield Financial Corporation
           430 Main Street
           Williamstown, MA 01267

           Attention:  James Shippee
           Telecopier No. 413-458-1015

(b)   If to FMB, to it at:

           99 West Street
           Pittsfield, MA 01201

           Attention:  Richard Henderson
           Telecopier: 413-442-6983

(c)   If to the Collateral Agent, to it at:

           _____________________
           _____________________

(d)   In each, with a copy to:

           Cain, Hibbard, Myers & Cook, PC
           66 West Street
           Pittsfield, MA 01201

           Attention: Michael E. MacDonald, Esquire
           Telecopier No. 413-443-7694
                and

           Litchfield Financial Corporation
           430 Main Street
           Williamstown, MA 01267

           Attention:  John J. Malloy, Esquire
           Telecopier 413-458-1015

      Signed as of the date first above written.

           __________          LITCHFIELD FINANCIAL CORPORATION
           __________          By: /s/ John Malloy
           __________          Its: Senior Vice President

                               THE CHASE MANHATTAN BANK, N.A.
                               By: /s/  Cynthia Kerpen
                               Its: Vice President